THE ALGER INSTITUTIONAL FUND
                   (HEREAFTER "THE ALGER INSTITUTIONAL FUNDS")



         The undersigned, being the Secretary of The Alger Institutional Fund (the "TRUST"), a Trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust dated July 14, 1993, as amended (hereinafter, as so amended, referred to as the "DECLARATION OF TRUST"), and the affirmative vote of a Majority of the Trustees at a meeting duly called and held on February 24, 2004, the Declaration of Trust is amended as follows:



         1. Section 1.1 of the Declaration of Trust is hereby amended to change the name of the Trust to "The Alger Institutional Funds."

         2. The names of the Portfolios established by Section 6.2 of the Declaration of Trust and by the Certificates of Designation filed August 18, 1993 and December 1, 2000, and as amended by Certificate of Amendment filed January 24, 2003, are hereby amended to be as follows:

                  Alger SmallCap Growth Institutional Fund
                  Alger MidCap Growth Institutional Fund
                  Alger LargeCap Growth Institutional Fund
                  Alger Capital Appreciation Institutional Fund
                  Alger Balanced Institutional Fund
                  Alger Socially Responsible Growth Institutional Fund



         IN WITNESS WHEREOF, the undersigned has set her hand and seal this 24th day of February, 2004.



                                                    /s/ Dorothy G. Sanders
                                                    ----------------------
                                                    Dorothy G. Sanders
                                                    Secretary

                                 ACKNOWLEDGEMENT


State of New York }
                  }  ss.
County of New York}                                           February 24, 2004


         Then personally appeared the above, Dorothy G. Sanders, and acknowledged the foregoing instrument to be her free act and deed before me,



                                                          /s/ Eric Sanders
                                                          ----------------------
                                                          Notary Public
                                                          My Commission Expires:

ERIC SANDERS
Notary Public, State of New York
No. 02SA5059856
Qualified in New York County
Commission Expires May 6, 2006